Exhibit 3.16

DELL DFS CORPORATION

A Delaware Corporation

BY-LAWS

April 9, 1997

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ARTICLE SIX — MISCELLANEOUS PROVISIONS

6.1	Dividends	14
6.2	Record Date	14
6.3	Notice	15
6.4	Reserves	15
6.5	Books and Records	16
6.6	Fiscal Year	16
6.7	Seal	16
6.8	Resignations	16
6.9	Securities of Other Corporations	16
6.10	Telephone Meetings	16
6.11	Invalid Provisions	16
6.12	Mortgages, Etc.	16
6.13	References and Titles	17
6.14	Amendments	17

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DELL DFS CORPORATION

BY-LAWS

These By-laws of Dell DFS Corporation (the “Corporation”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation of the Corporation (the “Certificate of incorporation”). In the event of a direct conflict between the provisions of these By-laws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, shall be controlling.

ARTICLE ONE

OFFICES

1.1 Registered Office and Agent. The Corporation’s initial registered office and registered agent in the State of Delaware, as required by the DGCL, shall be as named in the Certificate of incorporation. The board of directors of the Corporation (the “Board of Directors”) may change such registered office or registered agent from time to time in the manner provided by the DGCL.

1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

2.1 Annual Meetings. An annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the Stockholders shall elect directors and shall transact such other business as may properly be brought before the meeting. A failure to hold an annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation, except as otherwise required by law or provided in the Certificate of Incorporation.

2.2 Special Meetings. A special meeting of the Stockholders may be called at any time by the Board of Directors and shall be called by the President or the Secretary upon receipt by the Corporation of a written request therefor from Stockholders holding of record shares of capital stock entitled to cast 50% or more of the total number of votes entitled to be cast at such meeting. A special meeting shall be held on such date and at such time as shall be designated by the persons calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. The only business that may be transacted at a special meeting shall be the business stated or indicated in the notice of such meeting.

2.3 Place of Meetings. All meetings of the Stockholders shall be held at the principal office of the Corporation, unless otherwise specified by the Board of Directors and designated in the notice of the meeting or a duly executed waiver of notice of such meeting.

2.4 Notice of Meetings. Not less than 10 nor more that 60 days prior to any meeting of Stockholders, the Chairman of the Board, the President, the Secretary or the other persons calling the meeting shall cause a written notice of such meeting to be delivered (either by personal delivery, by mail or private courier or by facsimile transmission or other form of wire or wireless communication) to each Stockholder entitled to vote at such meeting. Such notice shall state the place, day and time of such meeting and, in case of a special meeting, the purpose for which the meeting is called. Such notice shall be directed to a Stockholder at his address as it appears on the records of the Corporation, and if such notice is mailed, it shall be deemed given when deposited in the Untied States mail, postage prepaid, directed to the Stockholder at such address. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder (a) who attends such meeting in person or by proxy and who does not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened or (b) who, either before of after the meeting, submits to the Secretary, in person or by proxy, a signed written waiver of notice of such meeting.

2.5 Stockholders’ List. At least 10 days before each meeting of Stockholders, the Secretary shall prepare, or cause to be prepared, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such Stockholder and the number of shares registered in the name of each such Stockholder. For a period of at least 10 days prior to such meeting, such list shall be kept at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held and shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting during the whole time thereof and may be inspected by any Stockholder who is present at the meeting.

2.6 Quorum; Adjournment. The presence, in person or by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote on any matter shall constitute a quorum for the purpose of considering such matter at a meeting of Stockholders. If a quorum is present at the opening of a meeting of Stockholders, the Stockholders present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. If a quorum is not present at the opening of any meeting of Stockholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn. In addition, after a meeting has been convened, the chairmen of the meeting or the holders of a majority of the voting power of the shares of capital stock of the Corporation represented in person or by proxy at the meeting shall have the power to adjourn the meeting from time to time. If a meeting is adjourned, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken (unless the adjournment is for more than 30 days or, after the adjournment a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting shall be given to the Stockholders as provided in Section 2.4). At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting had a quorum been present.

2.7 Required Vote. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders (so long as a quorum is present).

2.8 Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or required by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. At any meeting of Stockholders, every Stockholder having the right to vote may vote either in person or by a proxy authorized by a written appointment of proxy signed by the Stockholder or by his duly authorized representative. Each such proxy shall be filed with the Secretary before or at the opening of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless it expressly states that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power or such proxy is otherwise made irrevocable by law.

2.9 Conduct of Meeting. The Chairman of the Board (if such office has been filled) or the President (if the office of Chairman of the Board has not been filled or if the Chairman of the Board is absent or otherwise unable to act) shall act as chairman of, and shall preside at, all meetings of Stockholders. The chairman of the meeting shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he determines. The Secretary or an Assistant Secretary (if the Secretary is absent, is otherwise unable to act or delegates such duties to such Assistant Secretary) shall act as secretary of each meeting of Stockholders. The secretary of the meeting shall keep the records of the meeting, shall be responsible for determining the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such other acts as are proper to conduct the election or vote with fairness to all Stockholders. In the absence or inability or unwillingness to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these By-laws or by some person appointed by the meeting.

2.10 Action Without a Meeting. Any action permitted or required to be taken at any meeting of Stockholders may be taken without a meeting, without prior notice and without a vote if the holders (acting for themselves or through a proxy) of outstanding stock representing at least the minimum number of votes that would be necessary to authorize or take such action at a meeting of Stockholders at which all shares entitled to vote thereon were represented and voted have signed written consents to such action and such written consents have been delivered to the Corporation at its registered office in the State of Delaware or its principal place of business or have been delivered to the Secretary. Each written consent shall bear the date of signature of each Stockholder who signs it, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of Stockholders to take the action are delivered to the Corporation as described in this Section within 60 days of the earliest dated of such written consents.

ARTICLE THREE

DIRECTORS

3.1 General Power. The business and property of the Corporation shall be managed by the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation or these By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2 Number and Qualification. The number of directors that shall constitute the entire Board of Directors shall be not less than one, with the first Board of Directors consisting of the number of directors named in the Certificate of incorporation. Thereafter, within the limits above specified, the number of directors that shall constitute the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors or by resolution of the Stockholders at an annual meeting thereof or at a special meeting thereof called for that purpose; provided, however, that no decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any Incumbent director. No director need be a Stockholder or a resident of the State of Delaware, and each director must have attained the age of majority.

3.3 Election and Term. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the directors shall be elected at an annual meeting of Stockholders. Directors shall be elected by the affirmative vote of the holders of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors (so long as a quorum is present in person or by proxy). Each director so chosen shall hold office until the next annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office.

3.4 Removal. Except as otherwise provided in the Certificate of Incorporation or these By-laws, at a special meeting of Stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors; provided, however, that if the Stockholders have the right to cumulate votes in the election of directors pursuant to the Certificate of Incorporation and less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

3.5 Vacancies. Vacancies (including any newly-created directorships resulting from an increase in the authorized number of directors) may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the next annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by applicable law. Except as otherwise provided in these By-laws, when a director resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including the one who has so resigned, shall have the power to fix such vacancy, the vote thereon to take effect when such resignation becomes effective, and the director so chosen shall hold office as provided in these By-laws with respect to the filling of other vacancies.

3.6 Meetings of Directors.

(a) First Meeting. Each newly-elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of Stockholders at which such Board of Directors was elected, and no notice of such meeting shall be necessary.

(b) Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

(c) Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or any director.

(d) Time and Place. Except as otherwise provided by law, the directors may hold their meetings in such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

(e) Notice. The Secretary shall give notice of each special meeting of the Board of Directors to each director at least 24 hours before the meeting. Notice of any such meeting shall not be required to be given to any director (1) who attends such meeting in person and who does not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened or (2) who, either before or after the meeting, submits to the Secretary a signed written waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(f) Quorum; Adjournment. The presence of a majority of the directors fixed in the manner provided in these By-laws shall constitute a quorum for the transaction of business. If a quorum is present at the opening of a meeting of the Board of Directors, the directors present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. If a quorum is not present at the opening of any meeting of the Board of Directors, such meeting may be adjourned from time to time by the vote of a majority of the directors who are present (or any director solely present). In addition, after a meeting has been convened, the chairman of the meeting or a majority of the directors who are present shall have the power to adjourn the meeting from time to time. If a meeting of the Board of Directors is adjourned, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting had a quorum been present.

(g) Required Vote. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (1) his dissent to such action is entered in the minutes of the meeting or (2) he files his written dissent to such action with the Secretary either before or immediately after the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

(h) Procedure. The Chairman of the Board (if such office has been filled) or the President (if the office of the Chairman of the Board has not been filled or if the Chairman of the Board is absent or otherwise unable to act) shall act as chairman of, and shall preside at, all meetings of the Board of Directors. The chairman of the meeting shall determine the order of business and the procedures at the meeting. The Secretary or an Assistant Secretary (if the Secretary is absent, is otherwise unable to act or delegates such duties to such Assistant Secretary) shall act as the secretary of each meeting of the Board of Directors, unless the Board of Directors appoints another person to act as secretary of the meeting. The secretary of the meeting shall keep the records of the meeting, which shall be placed in the minute book of the Corporation. In the absence or inability or unwillingness to act of any such officer, such officer’s duties shall be performed by the person appointed to do so at such meeting.

3.7 Committees.

(a) Designation and Authority. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees, each of which shall consist of one or more directors of the Corporation (which number may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors). A committee member shall serve as such until the earliest of (1) the expiration of his term as a director of the Corporation, (2) his resignation as a committee member or as a director of the Corporation or (3) his removal as a committee member or as a director of the Corporation. Each committee of the Board of Directors shall have, and may exercise, such of the authority of the Board of Directors as is set forth in the resolution of the Board of Directors establishing such committee; provided, however, that the Board of Directors shall not have the power or authority to delegate to any committee thereof any power or authority that is expressly required by law, the Certificate of incorporation or these By-laws to be exercised by the entire Board of Directors. Notwithstanding the above, the designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

(b) Committee Changes. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall have the power at any time and from time to time to fill vacancies in, remove members of or otherwise change the membership of, and to discharge as a whole and abolish, any committee designated pursuant to subsection (a) of this Section.

(c) Alternate Members. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the members of such committee present at any meeting thereof and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

(e) Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, inducing therein the time and place thereof, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

(f) Quorum; Adjournment. The presence of a majority of the members of a committee, as designated by the Board of Directors, shall constitute a quorum for the transaction of business. If a quorum is present at the opening of a meeting of a committee, the members present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum. If a quorum is not present at the opening of any meeting of a committee, such meeting may be adjourned from time to time by the vote of a majority of the members who are present (or any member solely present). In addition, after a meeting has been convened, a majority of the members who are present shall have the power to adjourn the meeting from time to time. If a meeting of a committee is adjourned, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the committee may transact any business that might have been transacted at the original meeting had a quorum been present.

(g) Required Vote. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the members of a committee present at a meeting thereof at which a quorum is present shall be the act of the committee. A member who is present at a meeting of a committee at which action on any corporate matter is taken shall be presumed to have assented to the action unless (1) his dissent to such action is entered in the minutes of the meeting or (2) he files his written dissent to such action with the Secretary either before or immediately after the adjournment thereof. Such right to dissent shall not apply to a member who voted in favor of such action.

(h) Procedure. Unless otherwise specified by the Board of Directors in the resolution designating the committee, a chairman of the committee shall be appointed by the members thereof at a duly called and convened meeting of such committee. The chairman of a committee shall preside at all meetings of such committee, shall determine the order of business and the procedures at each meeting and shall appoint a secretary of each meeting (who shall keep the records of the meeting, which shall be placed in the minute book of the Corporation and reported to the Board of Directors upon the request of the Board of Directors). In the absence or inability or unwillingness to act of any committee chairman, the chairman’s duties shall be performed by the person appointed to do so at such meeting.

3.8 Action Without a Meeting. Any action permitted or required to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote if all the directors or committee members, as the case may be, have signed written consents to such action. Action so taken by written consent shall have the same force and effect as action taken by a vote of directors or committee members, as the case may be, and may be represented as action of the Board of Directors or such committee, as the case may be, in any certificate or document filed with or delivered to any person. Each written consent shall be filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

3.9 Compensation. Unless otherwise specified in a resolution adopted by a majority of the entire Board of Directors, no director shall receive any fees or other compensation for service as a director of the Corporation or a member of any committee of the Board of Directors; provided, however, that nothing contained herein shall be construed to preclude any director from serving the Corporation or any affiliate thereof in any other capacity and receiving compensation therefor.

ARTICLE FOUR

OFFICERS

4.1 Appointment and Authority. The officers of the Corporation shall be appointed by the Board of Directors. Each officer appointed by the Board of Directors shall hold office at the discretion of the Board of Directors and shall serve in the appointed capacity until his death, resignation or removal. Any two or more offices may be held by the same person, and no officer need be a Stockholder, a director of the Corporation or a resident of the State of Delaware. The officers of the Corporation shall consist of one or more of the following, each with authority and duties with respect to the management of the Corporation as are specified below or as may be determined by resolution of the Board of Directors not inconsistent with these By-laws:

(a) Chairman of the Board. The Chairman of the Board, if elected by the Board of Directors, may be designated by the Board of Directors as an officer of the Corporation and in such capacity shall have, in addition to the powers and duties prescribed by these By-laws, such other powers and duties as may be prescribed from time to time by the Board of Directors. The Chairman of the Board shall have full power and authority to bind the Corporation and to execute any and all contracts, agreements, instruments or other documents for and on behalf of the Corporation. The Chairman of the Board may be designated as the Chief Executive Officer of the Corporation and, in such case, shall have general executive rights, power, authority, duties and responsibilities with respect to the management and control of the business of the Corporation, subject only to the supervision and control of the Board of Directors.

(b) President. Unless otherwise specified by the Board of Directors, the President shall have general executive rights, power, authority, duties and responsibilities with respect to the management and control of the business of the Corporation, subject only to the supervision and control of the Board of Directors and the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer). The President shall have full power and authority to bind the Corporation and to execute any and all contracts, agreements, instruments or other documents for and on behalf of the Corporation. If the Board of Directors has not elected a Chairman of the Board or has not designated the Chairman of the Board as the Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation.

(c) Vice Presidents. Each Vice President (whose title may include such descriptive terms as the Board of Directors may designate) shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer) or the President. Each Vice President shall have full power and authority to bind the Corporation and to execute any and all contracts, agreements, instruments or other documents for and on behalf of the Corporation.

(d) Treasurer. Subject to the supervision and control of the Board of Directors, the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer) and the President, the Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated from time to time by the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer) or the President. The Treasurer of the Corporation shall not have any power or authority to bind or sign on behalf of the Corporation, unless (1) such person is also a Vice President of the Corporation, in which case such power or authority must be exercised in his or her capacity as a Vice president, or (2) such person has been specifically designated by the Board of Directors as an authorized signatory for and on behalf of the Corporation.

(e) Assistant Treasurers. The Treasurer of the Corporation may delegate to any Assistant Treasurer of the Corporation such of the Treasurer’s duties and responsibilities as the Treasurer deems advisable, and subject to the control and supervision of the Board of Directors, the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer), the President and the Treasurer, such Assistant Treasurer may exercise such delegated duties and responsibilities as fully, and with the same force and effect, as the Treasurer. No Assistant Treasurer shall have any power or authority to bind or sign on behalf of the Corporation, unless (1) such person is also a Vice President of the Corporation, in which case such power or authority must be exercised in his or her capacity as a Vice President, or (2) such person has been specifically designated by the Board of Directors as an authorized signatory for and on behalf of the Corporation.

(f) Secretory. Subject to the supervision and control of the Board of Directors, the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer) and the President, the Secretary, in addition to such other duties and responsibilities as are specified in these By-laws, shall prepare and maintain all records of corporate proceedings (including meetings of Stockholders and meetings of the Board of Directors and committees thereof), may attest the signature of any authorized officer of the Corporation on any contract, agreement, Instrument or other document and shall have such other powers and duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer) or the

President. The Secretary of the Corporation shall not have any power or authority to bind or sign on behalf of the Corporation, unless (1) such person is also a Vice President of the Corporation, in which case such power or authority must be exercised in his or her capacity as a Vice President, or (2) such person has been specifically designated by the Board of Directors as an authorized signatory for and on behalf of the Corporation.

(g) Assistant Secretaries. The Secretary of the Corporation may delegate to any Assistant Secretary of the Corporation such of the Secretary’s duties and responsibilities as the Secretary deems advisable, and subject to the control and supervision of the Board of Directors, the Chairman of the Board (if a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer), the President and the Secretary, such Assistant Secretary may exercise such delegated duties and responsibilities as fully, and with the same force and effect, as the Secretary. No Assistant Secretary shall have any power or authority to bind or sign on behalf of the Corporation, unless (1) such person is also a Vice President of the Corporation, in which case such power or authority must be exercised in his or her capacity as a Vice President, or (2) such person has been specifically designated by the Board of Directors as an authorized signatory for and on behalf of the Corporation.

4.2 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

4.3 Compensation. The compensation, if any, of officers of the Corporation shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer (other than the officer to whom such power is delegated) to the Chairman of the Board (If a Chairman of the Board has been appointed by the Board of Directors and designated as the Chief Executive Officer) or the President.

ARTICLE FIVE

CERTIFICATES AND STOCKHOLDERS

5.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and also by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Any signature on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

5.2 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of a certificate theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond with surelies satisfactory to the Corporation in such sum as it may direct as Indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

5.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

5.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

5.5 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

5.6 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

6.1 Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

6.2 Record Date.

(a) For the purpose of determining Stockholders entilled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date for any such determination of Stockholder, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. In the case of a record date fixed for purposes of a meeting of Stockholders, such record date shall not be more than 60 days nor less than 10 days prior to such meeting; in the case of a record date fixed for purposes of other action, such record date shall not be more than 60 days prior to such action. If no record date is fixed:

(1) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(2) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto; and

(3) A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purposes of determining Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of

Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law or these By-laws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or the Secretary. Delivery made to the Corporation’s registered office in the State of Delaware, principal place of business or Secretary shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law or these By-laws, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

6.3 Notice.

(a) Method. Whenever notice is required to be given to any Stockholder, director or committee member by applicable law, the Certificate of Incorporation or these By-laws and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (1) in writing, by mail, postage prepaid, addressed to such Stockholder, director or committee member at his address as it appears on the books or (in the case of a Stockholder) the stock transfer records of the Corporation or (2) by any other method permitted by law (including overnight courier service, telegram, telex or facsimile). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time it is deposited in the United States mail as described in clause (1) above. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time it is delivered to such service with all charges prepaid and addressed as described in clause (1) above. Any notice required or permitted to be given by telegram, telex or facsimile shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as described in clause (1) above.

(b) Waiver. Whenever notice is required to be given to any Stockholder, director or committee member by applicable law, the Certificate of Incorporation or these By-laws, a written waiver of such notice signed by the person entitled to such notice, whether before or after the time such notice was to be given, shall be equivalent to the giving of such notice. In addition, the attendance of a Stockholder, director or committee member at a meeting shall constitute a waiver of notice of such meeting, unless such person, at the beginning of such meeting, objects to the transaction of any business because the meeting is not lawfully called or convened.

6.4 Reserves. The Board of Directors may create out of funds of the Corporation legally available therefor such reserves as the Board of Directors from time to time considers necessary, appropriate or desirable, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

6.5 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the Stockholders and the Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the Stockholders, giving the names and addresses of all Stockholders and the number and class of the shares held by each.

6.6 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

6.7 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

6.8 Resignations. Any director, committee member or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.9 Securities of Other Corporations. The Chairman of the Board, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer that may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

6.10 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board of Directors or members of a committee of the Board of Directors may participate in and hold a meeting of the Stockholders, Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

6.11 Invalid Provisions. If any part of these By-laws shall be held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

6.12 Mortgages, Etc. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

6.13 References and Titles. All references in these By-laws to Articles, Sections, subsections and other subdivisions refer to the corresponding Articles, Sections, subsections and other subdivisions of these By-laws unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of these By-laws are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “these By-laws,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to these By-laws as a whole and not to any particular subdivision unless expressly so limited. The words “this Section” and “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

6.14 Amendments. These By-laws may be altered, amended or repeated or new by-laws may be adopted by the Stockholders or by the Board of Directors at any regular meeting of the Stockholders or the Board of Directors or at any special meeting of the Stockholders or the Board of Directors if notice of such alteration, amendment, repeat or adoption of new by-laws is contained in the notice of such special meeting.

The undersigned, being the duly appointed Secretary of the Corporation, hereby certifies that the foregoing By-laws were adopted by unanimous consent by the directors of the Corporation effective as of April 9, 1997.

/s/ Thomas B. Green
Thomas B. Green, Secretary

The bylaws of Dell DFS Corporation, as amended (the “Bylaws”), are hereby amended as follows:

Section 5.1 of the Bylaws are hereby deleted in their entirety and replaced with the following:

“5.1 Certificates of Stock; Uncertificated Shares.

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the corporation by the president or any vice president, and by the treasurer, secretary or any assistant treasurer or assistant secretary of the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.”